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                                                                    EXHIBIT 23.5

                   [PANETH, HABER & ZIMMERMAN LLP LETTERHEAD]


         CONSENT OF PANETH, HABER & ZIMMERMAN LLP, INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement of our report dated August 18, 1995, relating to the financial statements of Danbury Broadcasting, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                            Paneth, Haber & Zimmerman LLP

New York, NY
May 14, 1996